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                                                                   EXHIBIT 10.31


                      PREFERRED STOCK REDEMPTION AGREEMENT

                  THIS PREFERRED STOCK REDEMPTION AGREEMENT (this "Agreement") is entered into effective as of the 31st day of January, 1997, by and between Meade Instruments Corp., a California corporation (the "Company"), and Churchill ESOP Capital Partners, A Minnesota Limited Partnership ("Churchill").

                                    RECITALS

                  WHEREAS, pursuant to that certain Securities Purchase Agreement ("Purchase Agreement") dated as of April 23, 1996, between Churchill and the Company, Churchill purchased from the Company and the Company issued and sold to Churchill, 1,000 shares of the Company's Series A Preferred Stock (the "Preferred Shares"); and

                  WHEREAS, the Company desires to repurchase from Churchill, and Churchill desires to sell to the Company, the Preferred Shares on the terms and conditions set forth below; and

                  WHEREAS, pursuant to Section 7.24 of the Purchase Agreement, if the Company repurchases the Preferred Shares prior to April 23, 2001, the Company is obligated to pay an early redemption premium of up to 5% of the liquidation value of the Preferred Shares ("Early Redemption Premium").

                                    AGREEMENT

                  In consideration of the foregoing and the representations, warranties and covenants set forth in this Agreement, the parties agree as follows:

                                    ARTICLE I

                                PURCHASE AND SALE

                  1.1 Purchase and Sale of Shares. Subject to the terms and conditions set forth in this Agreement, Churchill hereby agrees to sell, transfer and deliver to the Company, and the Company hereby agrees to purchase, acquire and accept from Churchill, the Preferred Shares for the Purchase Price as determined below.

                  1.2 Purchase Price. The Purchase Price shall be the amount equal to the sum of (a) $6,000,000 plus (b) all accrued, but unpaid dividends on the Preferred Shares, through and including the Closing Date (as defined below). The Purchase Price shall not include the Early Redemption Premium under
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Section 7.4 of the Purchase Agreement and Churchill hereby waives any right to such payment.

                  1.3 Closing. The closing of the purchase and sale of the Purchased Securities (the "Closing") will be effective as of the earlier of (i) three days after notice (at the location specified in the Purchase Agreement) of a Closing date is given by the Company to Churchill and (ii) April 14, 1997, or at such other time, date and place as the parties hereto may agree upon (the "Closing Date").

                  1.4 Conditions to Purchase. The Company's obligation to purchase the Purchased Securities pursuant to this Agreement is expressly subject to the Company being able to obtain the consent of the Company's principal lender, Fleet Capital Corporation ("Fleet") to the redemption.

                                   ARTICLE II

                                   DELIVERIES

                  2.1 Delivery by Churchill. On the Closing Date, Churchill shall deliver to the Company the following: the stock certificate representing the Preferred Shares, which certificate shall be either duly endorsed in blank or accompanied by stock powers duly executed in blank.

                  2.2 Delivery by the Company. On the Closing Date, the Company shall deliver to Churchill the following: (i) the Purchase Price in immediately available funds by wire transfer to an account specified by Churchill; and (ii) resolutions of the Board of Directors of the Company approving and authorizing this Agreement and the transactions contemplated hereby, certified as of the Closing Date by the Company's secretary or assistant secretary as being in full force and effect without modification or amendment.

                                   ARTICLE III

                        REPRESENTATIONS AND WARRANTIES OF
                                   THE COMPANY

                  The Company hereby represents and warrants to Churchill as follows:

                  3.1 Authority. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of California, and the Company has full corporate power and authority to execute and deliver this Agreement and to perform its obligations under and to consummate the transactions contemplated by the Agreement, and all corporate action of the Company necessary for such execution, delivery and performance

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has been or will be duly and validly taken and remains or will remain in full force and effect. This Agreement has been duly and validly executed and delivered by the Company.

                  3.2 Binding Obligation. This Agreement constitutes the legal, valid, and binding obligation of the Company enforceable in accordance with its terms against the Company, except that (i) such enforcement may be limited by the effect of applicable bankruptcy, reorganization, insolvency, moratorium, or other laws of general application to or affecting the enforcement of creditors, rights from time to time in effect; and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceedings therefor may be brought.

                  3.3 No Violation. The consummation of the transactions contemplated by this Agreement and fulfillment of the terms hereof will not breach any of the terms and provisions of, or constitute a default by the Company under, any agreement or instrument to which it is a party or by which it is bound, or any statute, ruling, decree, judgment, order or regulation of any governmental authority having jurisdiction over the Company or its property; and no consent (other than the consent of Fleet), approval, authorization or order of any court or governmental agency or body is required for the consummation by the Company of the transactions on its part contemplated hereby.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES
                                  OF CHURCHILL

                  Churchill hereby represents and warrants to the Company as follows:

                  4.1 Title to Shares. Churchill is the owner of the Preferred Shares. No other person or entity has any right, title, or interest, beneficially or of record, in or to the Preferred Shares owned by Churchill, and such Preferred Shares are free and clear of any claims, liens, encumbrances, security agreements, equities, options, charges, restrictions, or other adverse interests created or suffered to exist by Churchill, and can be delivered and surrendered to the Company pursuant hereto without obtaining the consent or approval of any other person or governmental authority. Upon the transfer and delivery of such Preferred Shares to the Company in accordance with this Agreement, the Company will become the owner and holder of all of such Preferred Shares free and clear of all liens, encumbrances, pledges, claims, charges, restrictions, and other adverse interest (to the extent that such Preferred Shares do not revert to unissued shares of the authorized capital of the Company pursuant to this Agreement).

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                  4.2 Authority. Churchill is a limited partnership duly formed, validly existing and in good standing under the laws of the State of Minnesota, and has full partnership power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated by the Agreement. All partnership action of Churchill necessary for such execution, delivery and performance has been duly and validly taken and remains in full force and effect. This Agreement has been duly and validly executed and delivered by Churchill.

                  4.3 Binding Obligation. This Agreement constitutes the legal, valid, and binding obligation of Churchill enforceable in accordance with its terms, except that (i) such enforcement may be limited by the effect of applicable bankruptcy, reorganization, insolvency, moratorium, or other laws of general application to or affecting the enforcement of creditors, rights from time to time in effect; and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceedings therefor may be brought.

                  4.4 No Violation. The consummation of the transactions contemplated by this Agreement and fulfillment of the terms hereof will not breach any of the terms and provisions of, or constitute a default by Churchill under, any agreement or instrument to which it is a party or by which it is bound, or any statute, ruling, decree, judgment, order or regulation of any governmental authority having jurisdiction over Churchill or its property; and no consent, approval, authorization or order of any court or governmental agency or body is required for the consummation by Churchill of the transactions on its part contemplated hereby.

                                    ARTICLE V

                               GENERAL PROVISIONS

                  5.1 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which taken together shall constitute one and the same instrument.

                  5.2 Governing Law. This Agreement shall be governed by, interpreted under, and construed and enforced in accordance with the laws of the State of California applicable to agreements made and to be performed wholly within the State of California.

                  5.3 Entire Agreement. This Agreement hereto contains all of the agreements between the parties with respect to the matters contained herein and supersede all prior written or oral and all contemporaneous oral agreements or understandings between the parties pertaining to any such matters. No provision of this

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Agreement may be amended or added to except by an agreement in writing signed by the parties to this Agreement or their respective successors in interest and expressly stating that it is an amendment of this Agreement. If Fleet has not consented to the Company's purchase of the Preferred Shares on the terms specified herein on or before April 14, 1997, then this Agreement, including the waiver of the Early Redemption Premium shall thereafter be of no further force and effect.

                  5.4 Third Party Rights. The parties do not intend to confer any benefit hereunder on any person, firm or corporation other than the parties hereto.

                  5.5 Further Assurances. The parties agree to do such further acts and things and to execute and deliver such additional agreements and instruments as the other may reasonably require to consummate, evidence or confirm the agreements contained herein in the manner contemplated hereby.

                  5.6 Assignment. This Agreement and the rights, duties, and obligations hereunder may not be assigned by any party without the prior written consent of the other parties, and any attempted assignment is void.

                  5.7 Successors and Assigns. Subject to Section 5.6 hereof, this Agreement shall be binding upon each of the parties to it and their respective permitted successors and assigns.

                  5.8 Severability. In the event any provision of this Agreement shall finally be determined to be unlawful, such provision shall be deemed to be severed from this Agreement and every other provision of this Agreement shall remain in full force and effect.

                  5.9 Costs and Expenses. Each Party shall pay the costs and expenses incurred by it in connection with the entering and the completion of this Agreement.

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                  The parties hereto have executed this Agreement as of the day and year first above written.

                                        "THE COMPANY"

                                        MEADE INSTRUMENTS CORP., a
                                        California corporation

                                        By: /s/ STEVE MURDOCK
                                           -------------------------------------

                                        Title:President
                                              ----------------------------------

                                        "CHURCHILL"

                                        CHURCHILL ESOP CAPITAL PARTNERS,
                                        A Minnesota Limited Partnership

                                        By:   CHURCHILL CAPITAL INVESTMENT
                                              PARTNERS, A Minnesota Limited
                                              Partnership

                                              Its:     General Partner

                                              By:      CHURCHILL CAPITAL, INC.
                                                       Its:     General Partner

                                                       By: /s/ ROBERT L. DAVIS
                                                          ---------------------

                                                       Title: Vice President
                                                             -------------------


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